Exhibit 99.1

Manning & Napier, Inc. Provides Updates

FAIRPORT, NY, April 22, 2020 - Manning & Napier, Inc. (NYSE: MN), (“Manning & Napier” or “the Company”) today announced the following Company updates:

Manning & Napier’s Board of Directors decided to suspend the Company’s quarterly cash dividend of $0.02 per share to holders of Class A common stock. The previously declared $0.02/share dividend will be paid on May 1, 2020 as previously disclosed. The Board of Directors will continue to monitor the Company’s ability to declare future dividends on a quarter-by-quarter basis during the course of its regularly scheduled quarterly meetings.

Additionally, in early April two of the Company’s subsidiaries, Manning & Napier Advisors, LLC and Rainier Investment Management, LLC, applied for an aggregate $6.7 million of loan assistance under the Paycheck Protection Program (PPP) as part of the Coronavirus Aid, Relief, and Economic Security (CARES) Act. Those applications have been approved and loan proceeds are anticipated to be received in the next few weeks. The PPP loan proceeds will be used to help support payroll costs and rent expense between now and June 30, 2020 as stipulated in the legislation.

The Company has prioritized the health and well-being of its employees and their families, and the protection of clients’ wealth throughout the COVID-19 pandemic. These steps will provide the Company with additional financial flexibility and allow employees to focus on providing investment excellence and high-quality client service during this period of uncertainty.

About Manning & Napier, Inc.

Manning & Napier (NYSE: MN) provides a broad range of investment solutions through separately managed accounts, mutual funds, and collective investment trust funds, as well as a variety of consultative services that complement our investment process. Founded in 1970, we offer equity, fixed income and alternative strategies, as well as a range of blended asset portfolios, including life cycle funds. We serve a diversified client base of high-net-worth individuals and institutions, including 401(k) plans, pension plans, Taft-Hartley plans, endowments and foundations. For many of these clients, our relationship goes beyond investment management and includes customized solutions that address key issues and solve client-specific problems. We are headquartered in Fairport, NY.

Safe Harbor Statement

This press release and other statements that the Company may make may contain forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the Company’s current views with respect to, among other things, its operations and financial performance. Words like “believes,” “expects,” “may,” “estimates,” “will,” “should,” “intends,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what it currently knows about its business and operations, there can be no assurance that its actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ from its expectations or beliefs include, without limitation: changes in securities or financial markets or general economic conditions; the impact of COVID-19 on the U.S. and global economy; the impact of the settlement of the exchange pursuant to the exchange agreement between the Company, M&N Group Holdings, LLC and Manning & Napier Capital Company, LLC; a decline in the performance of the Company’s products; client sales and redemption activity; any loss of an executive officer or key personnel; changes in the Company’s business related to strategic acquisitions and other transactions; the Company’s ability to successfully deploy new technology platforms and upgrades; changes of government policy or regulations; and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Contacts

Investor Relations Contact

Sean Silva

Prosek Partners

646-818-9122

ssilva@prosek.com

Public Relations Contact

Nicole Kingsley Brunner

Manning & Napier, Inc.

585-325-6880

nbrunner@manning-napier.com

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